Portfolio		Security*		Date Purchased

AVP - AB Balanced
Wealth			AIA Group Ltd.*		10/29/2010
VP - AB Global
Thematic Growth		AIA Group Ltd.*		10/29/2010
AVP - AB
International Growth	AIA Group Ltd.*		10/29/2010
AVP - AB Balanced
Wealth			General Motors Co.**	11/18/2010
AVP - AB Large Cap
Growth			General Motors Co.**	11/18/2010
AVP - AB Balanced
Wealth			AIA Group Ltd.		10/29/2010***
AVP - AB Global
Thematic Growth		AIA Group Ltd.		10/29/2010***
AVP - AB
International Growth	AIA Group Ltd.		10/29/2010***


Shares 		Price per Share		Underwriting Concession
Purchased	(Local Currency) / 	(Local Currency) /
		(US $)			(US $)

109,000		19.68 HKD / $2.54	3.06 HKD / $0.394
310,800		19.68 HKD / $2.54	3.06 HKD / $0.394
459,200		19.68 HKD / $2.54	3.06 HKD / $0.394
6,095			   $33.00		  $0.2475
22,629			   $33.00		  $0.2475
109,000		19.68 HKD / $2.54	3.06 HKD / $0.394+
310,800		19.68 HKD / $2.54	3.06 HKD / $0.394+
459,200		19.68 HKD / $2.54	3.06 HKD / $0.394+


Shares Purchased 	Total Shares Offered
by AB including
the Funds

80,000,000		8,083,230,800
80,000,000		8,083,230,800
80,000,000		8,083,230,800
4,000,000		478,000,000
4,000,000		478,000,000
80,000,000		8,083,230,800
80,000,000		8,083,230,800
80,000,000		8,083,230,800

% of Offering		Purchased From		Shares Held
Purchased by 					12/31/10
AB including
the Funds
(1)


0.99%			Deutsche Bank		170,200
..99%			Deutsche Bank		0
0.99%			Deutsche Bank		779,600
0.84%			JPMorgan		8,100
0.84%			JPMorgan		0
0.99%			Deutsche Bank
0.99%			Deutsche Bank
0.99%			Deutsche Bank


Price per Share 12/31/10
(Local Currency) / (US $)

21.85 HKD / $2.81
	N/A
21.85 HKD / $2.81^
	$36.86^
	N/A^




* The securities were part of an Eligible Rule 144A Offering.

** Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

*** With respect to the transactions, the issuer (including the operations of any predecessors) had been in business for a period of at least three years, and the securities purchased were (1) part of an Eligible Rule 144A Offering ,
(2) purchased prior to the end of the first day on which any sales were made, at a price not more than the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities if not offered for subscription upon exercise of rights or, if so offered, purchased on or before the fourth day preceding the day on which the rights offering terminated, and (3) offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

+The commission, spread or profit received or to be received by the principal underwriters was determined by the appropriate officers of the Adviser to be reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities sold during a comparable period of time.


(1) Aggregate purchases by all AB buy-side clients, including the Fund, may not exceed:

a) if purchased in an Offering other than an Eligible Rule 144A
Offering, 25% of the pricipal amount of the Offering of such class; or

b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the Offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the Offering of such class in any concurrent public Offering.

^ Sanford C. Bernstein & Co., LLC (SCB&Co.), an affiliated broker-dealer of the Fund, was a co-manager of the underwriting syndicate for this transaction and was allocated 0.26% of the Offering. Other members of the underwriting syndicate for the Offering were as follows: Bank of America Merril Lynch, Barclays Bank plc, CIMB Securities, Citigroup Global Markets Ltd., Credit Suisse, Deustsche Bank AG, Goldman Sachs LLC, ICBC International Capital ltd., JPMorgan Securities Ltd., Morgan Stanley & Co. International plc, UBS AG, BNP Paribas Capital Ltd., BOCI Asia Ltd., CCB International Capital Ltd., Daiwa Capital Markets HK Ltd., DBS Asia
Capital Ltd., Macquarie Capital Securities Ltd., Nomura International ltd., Standard Chartered Securities Ltd., ABCI Securities Co. Ltd., ANZ Banking Goup Ltd., ING Bank NV, KBW Ltd., Lloyds TSB Bank plc, Loop Capital Markets LLC, Mizuho Securities Asia Ltd., National Australia Bank, Natixis HK, Piper Jaffray Asia Securities Ltd., PNC Capital Markets LLC, RBC Dominion Securities inc., Royal Bank of Scotland plc, Samuel A Ramirez & Co. Inc., Societe Generale, Bank of Nova Scotia, Wells Fargo Securities LLC, Williams Capital group LP, UniCredit Bank AG.